As filed with the Securities and Exchange Commission on May 21, 2003
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                     ---------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------


                          KENTUCKY FIRST BANCORP, INC.
           ----------------------------------------------------------
           (Exact Name of Its Registrant as Specified in Its Charter)

     DELAWARE                                                    61-1281483
--------------------------------------------------------------------------------
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                              308 NORTH MAIN STREET
                         CYNTHIANA, KENTUCKY 41031-1210
                    ----------------------------------------
                    (Address of Principal Executive Offices)

           STOCK OPTION AGREEMENT BETWEEN KENTUCKY FIRST BANCORP, INC.
                         AND DIRECTOR CHARLES S. BRUNKER
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                            BETTY J. LONG, PRESIDENT
                          KENTUCKY FIRST BANCORP, INC.
                              308 NORTH MAIN STREET
                            CYNTHIANA, KENTUCKY 41031
                     ---------------------------------------
                     (Name and Address of Agent For Service)


                                 (859) 234-1440
          ------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                           GARY R. BRONSTEIN, ESQUIRE
                       STRADLEY RONON STEVENS & Young, LLP
                         1220 19th Street NW, Suite 600
                              Washington, DC 20036
                                 (202) 419-8401

                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
Title of Each                                        Proposed Maximum           Proposed Maximum         Amount Of
Class Of Securities           Amount To Be            Offering Price           Aggregate Offering       Registration
To Be Registered              Registered (1)            Per Share                    Price                   Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value                  1,389                    $17.00 (2)                $23,613 (2)              $1.91
======================================================================================================================

_____________
(1) Maximum number of shares issuable under the Stock Option Agreement between Kentucky First Bancorp, Inc. and Director Charles S. Brunker, as such amount may be increased in the event of a merger, consolidation, recapitalization or similar event involving the Registrant.
(2) Under Rule 457(h) the registration fee may be calculated, inter alia, based upon the price at which the options may be exercised. 1,389 shares are being registered hereby, all of which are under option at an exercise price of $17.00 per share ($23,613 in the aggregate).

                                     PART I

                       INFORMATION REQUIRED IN THE SECTION
                                10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*
------

     *This Registration Statement relates to the registration of 1,389 shares of Common Stock, $.01 par value per share ("the Common Stock"), of Kentucky First Bancorp, Inc. (the "Company") reserved for issuance and delivery in connection with the grant of options pursuant to the Stock Option Agreement Between the Company and Director Charles S. Brunker (the "Optionee"). Documents containing the information required by Part I of this Registration Statement will be sent or given to the Optionee in accordance with Rule 428(b)(1). In accordance with
Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, NW, Washington, DC 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's web site is "http://www.sec.gov". The following documents are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, as filed with the Commission on September 30, 2002 (Commission File No. 1-13904).

     (b) The Company's Form 10-QSB for the quarterly periods ended September 30, 2002 and December 31, 2002, as filed with the Commission on November 14, 2002 and February 3, 2003, respectively (Commission File No. 1-13904).

     (c) The Company's Form 8-A as filed with the Commission on August 8, 1995.

     ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 AFTER THE DATE HEREOF AND PRIOR TO THE TERMINATION OF THE OFFERING OF THE SHARES OF THE COMMON STOCK SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------

     Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

     Directors, officers and employees of the Company and/or First Federal Savings Bank (the "Bank") may be entitled to benefit from the indemnification provisions contained in the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation and federal regulations applicable to the Bank. The general effect of these provisions is summarized below:

DELAWARE GENERAL CORPORATION LAW

     Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding of any type, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, may not, of itself, create a presumption that these standards have not been met.

     A Delaware corporation may also indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that such person is fairly and reasonably entitled to be indemnified.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding described above indemnification against expenses (including attorneys' fees) actually and reasonably incurred by him is mandatory.

     Any determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) must be made by a majority of the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

     Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section is not exclusive.

     In addition, a corporation shall have power to purchase and maintain insurance against any liability of individuals whom the corporation is required to indemnify.

ARTICLE XVII OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY

     In addition to the statutory provision described above, Article XVII of the Company's Certificate of Incorporation also provides for indemnification. With certain exceptions, the indemnification provided for by Article XVII is identical to the statutory provision. Article XVII states explicitly, however, that the indemnification provided by Article XVII shall be deemed to be a contract between the Company and the persons entitled to indemnification thereunder and further provides the indemnification and advance payment of expenses provided thereunder continues even after the individual ceases to hold a position with the Company and inures to the benefit of his or her heirs, executors and administrators.

FEDERAL REGULATIONS PROVIDING FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS OF FIRST FEDERAL SAVINGS BANK

     Federal regulations require that the Bank indemnify any person against whom an action is brought by reason of that person's role as a director or officer of the Bank for (i) any judgments resulting from the action; (ii) reasonable costs and expenses (including attorney's fees) incurred in connection with the defense or settlement of such action; and (iii) reasonable costs and expenses (including attorney's fees) incurred in connection with enforcing the individual's indemnification rights against the Bank, assuming a final judgment is obtained in his favor.

     The mandatory indemnification provided for by federal regulations is limited to (i) actions where a final judgment on the merits is in favor of the officer or director and (ii) in the case of a settlement, final judgment against the director or officer or final judgment not on the merits, except as to where the director or officer is found negligent or to have committed misconduct in the performance of his or her duties, where a majority of the Board of Directors of the Bank determines that the director or officer was acting in good faith within what he was reasonably entitled to believe was the scope of his or her employment or authority for a purpose that was in the best interests of the Bank or its members or stockholders.

     In addition, the Bank has a directors and officers liability policy providing for insurance against certain liabilities incurred by directors and officers of the Bank while serving in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

     Not Applicable.

ITEM 8.  EXHIBITS
------

Exhibit               Description
-------               -----------

    5 Opinion of Stradley Ronon Stevens & Young, LLP as to the validity of the Common Stock being registered

   23.1 Consent of Stradley Ronon Stevens & Young, LLP (appears in their opinion filed as Exhibit 5)

   23.2               Consent of Grant Thornton LLP

   24 Power of Attorney (contained in the signature page to this Registration Statement)

   99.1 Stock Option Agreement Between Kentucky First Bancorp, Inc. and Director Charles S. Brunker

ITEM 9.  UNDERTAKINGS
------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment is incorporated by reference from the periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Cynthiana, Commonwealth of Kentucky, on May 21, 2003.


                                      KENTUCKY FIRST BANCORP, INC.

                                      By:/s/ Betty J. Long
                                         ---------------------------------------
                                         Betty J. Long
                                         President and Chief Executive Officer
                                         (Duly Authorized Representative)


                                POWER OF ATTORNEY

     We, the undersigned Directors of Kentucky First Bancorp, Inc., hereby severally constitute and appoint Betty J. Long, who may act, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Betty J. Long, who may act, may deem necessary or advisable to enable Kentucky First Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Kentucky First Bancorp, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Betty J. Long, shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated

    Signatures                      Title                         Date
    ----------                      -----                         ----

/s/ Betty J. Long
------------------------    President, Chief Executive            May 21, 2003
Betty J. Long               Officer and Director
                            (Principal Executive,
                            Financial and Accounting
                            Officer)

/s/ William D. Morris
------------------------    Chairman of the Board                 May 21, 2003
William D. Morris           (Director)

/s/ Luther O. Beckett
------------------------    Vice Chairman of the Board            May 21, 2003
Luther O. Beckett           (Director)

/s/ Charles S. Brunker
------------------------    Director                              May 21, 2003
Charles S. Brunker

/s/ Milton G. Rees
------------------------    Director                              May 21, 2003
Milton G. Rees

/s/ Diane E. Ritchie
------------------------    Director                              May 21, 2003
Diane E. Ritchie

/s/ Wilbur H. Wilson
------------------------    Director                              May 21, 2003
Wilbur H. Wilson

/s/ John Swinford
------------------------    Director                              May 21, 2003
John Swinford